Exhibit 4.1
Execution Version
AMERICAN REPROGRAPHICS COMPANY
10.5% SENIOR NOTES DUE 2016
INDENTURE
DATED AS OF DECEMBER 1, 2010
WELLS FARGO BANK, NATIONAL ASSOCIATION
Trustee

CROSS-REFERENCE TABLE*

Trust Indenture		Section
Act Section		Indenture

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.3; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	11.3
	(c)	11.3
313	(a)	7.6
	(b)(1)	7.6
	(b)(2)	7.6; 7.7
	(c)	7.6; 11.2
	(d)	7.6
314	(a)	4.3; 11.5
	(b)	N.A.
	(c)(1)	11.4
	(c)(2)	11.4
	(c)(3)	N.A.
	(d)	9.1
	(e)	11.5
	(f)	N.A.
315	(a)	7.1
	(b)	7.5; 11.2
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a) (last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	2.13
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	11.1
	(b)	N.A.
	(c)	11.1

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

-i-

-ii-

-iii-

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF NOTATION OF NOTE GUARANTEE
Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A
Exhibit D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

-iv-

This Indenture, dated as of December 1, 2010, is by and among American Reprographics Company, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).
The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of (i) the Company’s 10.5% Senior Notes due 2016 issued on the date hereof with the restrictive legends in Exhibit A (the “Initial Notes”), (ii) Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined herein) or pursuant to an effective registration statement under the Securities Act (as defined herein) without the restrictive legends in Exhibit A (the “Exchange Notes”) and (iii) Additional Notes (together with the Initial Notes and the Exchange Notes, the “Notes”):
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1 Definitions.
“Acquired Debt” means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.
“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.
“Additional Notes” means Notes (other than the Initial Notes or the Exchange Notes) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.
“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing. For purposes of Section 4.11, any Person directly or indirectly owning 10% or more of the outstanding Capital Interests of the Company and any Person who is a Permitted Holder will be deemed an Affiliate.
“Agent” means any Registrar, Paying Agent or co-registrar.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
(1) 1.0% of the principal amount of the Note; or
(2) the excess of:
(a) the present value at such Redemption Date of (i) the Redemption Price of the Note at December 15, 2013 (such Redemption Price being set forth in the table in Section 3.7(a)), plus (ii) all required interest payments due on the Note through December 15, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of the Note.
“Asset Acquisition” means:
(a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or
(b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:
(i) Capital Interests in another Person (other than directors’ qualifying shares);
(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);
provided, however, that the term “Asset Sale” shall exclude:
(a) any asset disposition permitted by Section 5.1 that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;
(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $7.5 million;
(c) sales of Eligible Cash Equivalents;
(d) the sale and leaseback of any assets within 90 days of the acquisition thereof;
(e) the disposition of property or equipment no longer used or useful in the business of such entity;
(f) a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;
(g) any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of the Company, the Company or such Restricted Subsidiary receives equipment (or credit toward the acquisition cost of equipment) having a fair market value equal to or greater than the equipment being traded in;
(h) the creation of a Lien permitted under this Indenture (but not the sale or other disposition of the property subject to such Lien);

(i) leases or subleases in the ordinary course of business to third Persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; and
(j) licenses or sublicenses of intellectual property in the ordinary course of business.
For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.
“Asset Sale Offer” means an Offer to Purchase required to be made by the Company pursuant to Section 4.10 to all Holders.
“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person,” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.
“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Restricted Subsidiary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Business Day” means any day other than a Legal Holiday.
“Capital Expenditure” means, for any period, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by such Person or any of its Restricted Subsidiaries during such period that, in accordance with GAAP, are or should be included in “additions to property, plant and equipment” or similar items reflected in the consolidated statement of cash flows of such Person and its Restricted Subsidiaries for such period (including the amount of assets leased in connection with any Capital Lease Obligation, but excluding transfers of assets between Restricted Subsidiaries except to the extent of cash expenditures to effect such transfers) and (b) to the extent not included pursuant to clause (a) above, the aggregate of all expenditures (whether paid in cash or other consideration (but excluding issuances of Capital Interests) or accrued as a liability) by such Person or any of its Restricted Subsidiaries during such period to acquire by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person. For the avoidance of doubt, the acquisition by the Company or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of Capital Interests in a Person that becomes a Subsidiary, or all or substantially all of the assets of, or all or substantially all of the assets constituting a business unit, division, product line or line of business of, any other Person shall not constitute a Capital Expenditure.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.
“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or Personal property of such Person, to the extent such obligations are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of any Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease (or other Debt arrangement) prior to the first date upon which such lease (or other Debt arrangement) may be terminated by the user of such real or Personal property without payment of a penalty, and the amount of any Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto and do not bear the Global Notes Legend.
“Change of Control” means the occurrence of any of the following events:
(i) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such Person or group shall be deemed to have “beneficial ownership” of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Company;
(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Company was approved by a vote of a majority of the directors of the Company’s then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office; or
(iii) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than a Restricted Subsidiary of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission and any successor thereto.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.
“Company” means American Reprographics Company and any successor thereto.
“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:
(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:
(a) Consolidated Net Income;
(b) Consolidated Non-cash Charges;
(c) Consolidated Interest Expense; and
(d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses);
(ii) less non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.
“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(i) the total interest expense of such Person and its Restricted Subsidiaries for such period (net of the amount of cash interest income for such period) as determined on a consolidated basis in accordance with GAAP, including, without limitation:
(a) any amortization of Debt discount;
(b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts);
(c) the interest portion of any deferred payment obligation;
(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and
(e) all accrued interest;

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and
(iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period;
provided, however, that such Consolidated Interest Expense shall not include amortization of Debt issuance costs.
“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent including in calculating such net income, by excluding, without duplication:
(i) all extraordinary or non-recurring gains or losses (net of fees and expense relating to the transaction giving rise thereto);
(ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;
(iii) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;
(iv) the net income of any Restricted Subsidiary or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;
(v) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
(vi) any fees and expenses paid in connection with the issuance of the Notes;
(vii) any impairment charge or asset write-up, write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP; and
(viii) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary.
“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles), and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income or such Person and its Restricted Subsidiaries for such period, determine on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Total Leverage Ratio” means, as of the date of determination (the “Consolidated Total Leverage Ratio Calculation Date”), the ratio of (a) the Debt of the Company and its Restricted Subsidiaries as of such date of determination (determined after giving pro forma effect to such incurrence of Debt, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Debt as of such date of determination) to (b) Consolidated Cash Flow Available for Fixed Charges of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”).
For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Debt” shall be calculated after giving pro forma effect to clauses (1) and (2) below. The pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt and without duplication, cost savings, synergies (other than revenue synergies) and operating expense) and shall be set forth in an officer’s certificate detailing the basis of such valuations.
(1) the Incurrence or repayment (excluding revolving credit borrowings Incurred or repaid in the ordinary course of business for working capital purposes) or redemption of any Debt or Preferred Interests of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Debt or Preferred Interests (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; and
(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such determination as a result of the company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Debt and including, without limitation, by giving pro forma effect to any Consolidated Cash Flow Available for Fixed Charges attributable to the assets which are the subject of the Asset Sale or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale or Asset Acquisition (including the Incurrence of any such Acquired Debt) occurred on the first day of the Four Quarter Period.
If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.
“Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 707 Wilshire Blvd, 17th Floor, Los Angeles, CA 90017 MAC E2818-176, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the $50.0 million revolving credit facility dated on or about the Issue Date, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, refinanced, refunded or replaced in whole or in part from time to time.
“Credit Facility” means one or more Debt facilities, including the Credit Agreement or other financing arrangements (including without limitation commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as, as amended, extended, renewed, restated, supplemented, replaced (whether or not upon termination and whether with the original lenders, institutional investors or otherwise), refinanced (including through the issuance of Debt securities), restructured or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other agent, lender or group of lenders (or institutional investors).
“Currency Hedge Obligations” means the obligations of a Person Incurred pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person’s exposure to fluctuations in foreign currency exchange rates on Debt permitted under this Indenture.
“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, and whether or not contingent, the following: (i) all indebtedness of such Person for money borrowed; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person with respect to letters of credit (other than letters of credit for workers’ compensation or similar obligations that are secured by cash obligations), bankers’ acceptances or similar facilities issued for the account of such Person; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (vii) any Swap Contracts and Currency Hedge Obligations of such Person at the time of determination; (viii) Debt attributable to any sale and leaseback transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other as sets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt; and (f) trade payables, other current liabilities incurred in the normal course of business and any liability for federal, state or local income taxes or other taxes owed by such Person will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.
The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Eligible Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Debt of the Company.
“DTC” means The Depository Trust Company (55 Water Street, New York, New York).
“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; and (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi).
“Excess Cash Flow” means, for any Person and its Restricted Subsidiaries, for any period, its Consolidated Cash Flow Available for Fixed Charges for such period less the sum, without duplication, of (i) such Person’s Consolidated Interest Expense, to the extent paid in cash for such Excess Cash Flow Period; (ii) such Person’s Consolidated Income Tax Expense, to the extent paid in cash for such Excess Cash Flow Period, (iii) an amount equal to the Capital Expenditures made in cash during such period (excluding the amount of any Capital Expenditures made with the proceeds of Incurrences of Indebtedness); (iv) the aggregate amount of all scheduled, mandatory and voluntary prepayments, repayments, redemptions or purchases of Obligations under the Credit Facility that include a permanent reduction of the related loan commitment thereunder during such Excess Cash Flow Period (other than prepayments, repayments, redemptions or purchases made with the proceeds of Indebtedness incurred to refinance the Obligations under the Credit Facility during such Excess Cash Flow Period); and (v) any cash required to be restricted to cash collateralize letters of credit either under the Credit Facility or otherwise, and, in each case, as determined in accordance with GAAP.
“Excess Cash Flow Amount” means, for any Excess Cash Flow Period, an amount equal to 50% of Excess Cash Flow for such Excess Cash Flow Period.
“Excess Cash Flow Period” means each fiscal year ending on December 31, beginning with the year ending December 31, 2011.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Notes” has the meaning set forth in the Preamble.
“Exchange Offer” means an offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Initial Notes for the Exchange Notes.
“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors.

“Four Quarter Period” has the meaning given to such term in the definition of “Consolidated Total Leverage Ratio.”
“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.
“Global Notes” means the Notes that are in the form of Exhibit A hereto and bear the Global Notes Legend.
“Global Notes Legend” means the legend identified as such in Exhibit A hereto.
“Government Securities” means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (2) any depository receipt issued by a bank, as defined in the Securities Act, as custodian with respect to any Government Securities and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any Government Securities which is so specified and held, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depository receipt.
“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).
“Guarantor” means any Subsidiary of the Company that executes a Note Guarantee in accordance with provisions of this Indenture and their respective successors and assigns.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.
“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. None of the following shall be a separate Incurrence of Debt:
(1) amortization of Debt discount or accretion of principal with respect to a non-interest bearing or other discount security;
(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;
(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory Offer to Purchase such Debt;
(4) unrealized losses or charges in respect of Hedging Obligations;
(5) increases in the amount of Debt outstanding solely as a result of fluctuations in currency exchange rates or increases in the value of property securing Debt; and
(6) increases in the amount of Debt solely as a result of purchase accounting adjustments or accounting adjustments related to derivative financial instruments.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Initial Notes” has the meaning set forth in the preamble hereto.
“Interest Rate Protection Agreements” means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.
“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any Interest Rate Protection Agreements.
“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

“Issue Date” means the date on which the initial $200.0 million in aggregate principal amount of the Notes is originally issued under this Indenture.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
“Lien” means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”
“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.
“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.
“Note Guarantee” means any guarantee of the Notes by any Guarantor pursuant to this Indenture.
“Notes” has the meaning set forth in the preamble to this Indenture.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities of any kind payable under the documentation governing any Indebtedness.
“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. Among other things, the Offer shall state the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”) and the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”).
“Offering Memorandum” means the offering memorandum related to the issuance of the Notes on the Issue Date, dated November 23, 2010.
“Officer” means, with respect to any Person, the Chairman of the Board, the principal executive officer, the President, the principal operating officer, the principal financial officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
“Officers’ Certificate” means a certificate to be delivered upon the occurrence of certain events as set forth in this Indenture, signed on behalf of the Company or a Guarantor, as applicable, by two Officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor.
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
“Participant” means, with respect to DTC, a Person who has an account with DTC.
“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Notes on behalf of the Company.
“Permitted Business” means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Board of Directors of the Company.
“Permitted Debt” has the meaning set forth in Section 4.9 hereof.
“Permitted Holders” means Kumarakulasingam Suriyakumar; any spouse or lineal descendant of Kumarakulasingam Suriyakumar; any trust or estate the sole beneficiary or beneficiaries of which is Kumarakulasingam Suriyakumar, any spouse or lineal descendants of Kumarakulasingam Suriyakumar; or any entity owned or controlled by any of the foregoing.
“Permitted Investments” means:
(a) Investments in existence on the Issue Date;

(b) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;
(c) Investments in cash and Eligible Cash Equivalents;
(d) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;
(e) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary that is a Guarantor;
(f) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound up into, the Company or a Restricted Subsidiary;
(g) Swap Contracts, Interest Rate Protection Obligations and Currency Hedge Obligations;
(h) non-cash consideration received in conjunction with an Asset Sale that is otherwise permitted under Section 4.10;
(i) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;
(j) Investments by the Company or any Restricted Subsidiary (other than in an Affiliate) not otherwise permitted under this definition, in an aggregate amount which together with the net amount of all other Investments then outstanding pursuant to this clause (j) does not exceed $30.0 million;
(k) loans and advances (including for travel and relocation) to employees in an amount not to exceed $5.0 million in the aggregate at any one time outstanding;
(l) Investments by the Company or any Restricted Subsidiary in Permitted Joint Ventures made after the Issue Date in an amount, when taken together with all other Investments made pursuant to this clause (l) since the Issue Date and then outstanding, not to exceed $5.0 million;
(m) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary that is not a Guarantor made after the Issue Date in an amount, when taken together with all other Investments made pursuant to this clause (m) since the Issue Date and then outstanding, not to exceed $30.0 million; and
(n) any Investment consisting of a Guarantee permitted by Section 4.9.
“Permitted Joint Venture” means, with respect to any Person at any time, any corporation, partnership, limited liability company or other business entity (1) of which at least 20%, but not more than 50%, of the Voting Interests are at the time owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person and (2) whose primary business constitutes or is reasonably expected to constitute at such time a Permitted Business.

“Permitted Liens” means:
(a) Liens existing on the Issue Date;
(b) Liens securing Indebtedness under any Credit Facility Incurred pursuant to Section 4.9(b)(i);
(c) Liens securing Swap Contracts, Interest Rate Protection Obligations and Currency Hedge Obligations;
(d) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);
(e) any statutory warehousemen’s, materialmen’s, landlord’s or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);
(f) any title exception, easement, right-of-way, lease, sublease or other similar Lien that does not materially impair the use or value of the property subject thereto in its use in the business of the Company or a Restricted Subsidiary thereof;
(g) Liens on property or other assets (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment or judgment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;
(h) Liens on property, assets or shares of Capital Interests of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;
(i) other Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets that do not materially impair the use or value of the property subject thereto in its use in the business of the Company or such Restricted Subsidiary;
(j) Liens to secure Capital Lease Obligations;

(k) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than one year after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(l) Liens from judgments, decrees, or attachments in circumstances not constituting an Event of Default;
(m) Liens securing Debt Incurred by the Company or any Restricted Subsidiary as permitted under Section 4.9 not otherwise permitted under this definition, in an aggregate amount which together with the aggregate amount of all other Liens then outstanding pursuant to this clause (m) does not exceed $5.0 million;
(n) Liens to secure any Refinancing Debt (or successive Refinancing Debt) as a whole, or in part, of any Debt secured by any Lien; provided, however, that:
(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
(B) the Debt secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Debt at the time the original Lien became a Permitted Lien and (ii) the amount of any discounts, commissions, premiums, fees and other costs and expenses related to such refinancing, refunding, extension, renewal or replacement;
(o) Liens in favor of the Company or any Restricted Subsidiary; and
(p) any extensions, substitutions, replacements or renewals of the foregoing.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Preferred Interests” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.
“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Money Debt” means Debt:
(i) Incurred to finance all or any part of the purchase price or cost of construction or improvement of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary (including Debt incurred to refinance any such purchase price or costs of construction or improvement initially funded by the Company or a Restricted Subsidiary); and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased, constructed or improved and directly related assets such as proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto; and
(iii) that does not exceed 100% of such purchase price or costs.
“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”
“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.
“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to the Company of at least $25.0 million or (ii) a private equity offering of Qualified Capital Interests of the Company, other than (x) any such public or private sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8.
“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.7. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.
“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:
(i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes,
(ii) the Refinancing Debt has a final maturity either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended,
(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the aggregate amount of any discounts, commissions, premiums, fees and other costs and expenses related to the Incurrence of such Refinancing Debt; and
(v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of the Company.
“Registration Rights Agreement” means that certain Registration Rights Agreement, to be dated as of the Issue Date, among the Company, the Guarantors and the initial purchasers and any similar agreement extend into in connection with the Additional Notes.
“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Notes Legend” means the legend identified as such in Exhibit A hereto.
“Restricted Payment” means any of the following:
(a) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company (other than (i) dividends, distributions or payments made solely in Qualified Capital Interests in the Company and (ii) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);
(b) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests) to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary;
(c) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(d) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and
(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.
“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.
“Securities Act” means the Securities Act of 1933, as amended.
“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.
“Stated Maturity” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.
“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.
“Successor Entity” means a corporation or other entity that succeeds to and continues the business of American Reprographics Company.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Temporary Regulation S Notes Legend” means the legend identified as such in Exhibit A hereto.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.
“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.
“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2013; provided, however, that if the period from the Redemption Date to December 15, 2013, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means Wells Fargo Bank, National Association, a national banking association, as trustee under this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving as trustee under this Indenture.
“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Restricted Notes Legend, including the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.
“Unrestricted Subsidiary” means:
(1) any Subsidiary designated as such by the Board of Directors of the Company as set forth in Section 4.17 where (a) neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; and
(2) any Subsidiary of an Unrestricted Subsidiary;
until such time as such Subsidiary may be designated as a Restricted Subsidiary in accordance with Section 4.17.
“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

SECTION 1.2 Other Definitions.

	Defined in
Term	Section

“Affiliate Transaction”	4.11
“Agent Members”	2.6
“Bank”	7.13
“Change of Control Offer”	4.13
“Change of Control Payment”	4.13
“Company Order”	2.2
“Covenant Defeasance”	8.3
“Custodian”	6.1
“Discharge”	8.8
“Event of Default”	6.1
“Excess Cash Flow Notice”	4.19
“Excess Cash Flow Offer”	4.19
“Excess Cash Flow Trigger Date”	4.19
“Excess Proceeds”	4.10
“Expiration Date”	3.9
“Legal Defeasance”	8.2
“Offer Amount”	3.9
“Pari Passu Debt”	4.10
“Purchase Amount”	3.9
“Purchase Date”	3.9
“QIB”	2.1
“QIB Global Note”	2.1
“Redemption Date”	3.7
“Registrar”	2.3
“Regulation S”	2.1
“Regulation S Global Note”	2.1
“Restricted Period”	2.16	(b)
“Rule 144A”	2.1
“Surviving Entity”	5.1
SECTION 1.3 Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.
The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes and any Note Guarantee;
“indenture security holder” means a Holder;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee;
“obligor” on the Notes means the Company and any successor obligor upon the Notes or any Guarantor.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.4 Rules of Construction.
Unless the context otherwise requires:
(1) a term has the meaning assigned to it herein;
(2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
(3) “or” is not exclusive;
(4) words in the singular include the plural, and in the plural include the singular;
(5) unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;
(6) provisions apply to successive events and transactions;
(7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and
(8) for the avoidance of doubt, any references to “interest” shall include any Additional Interest that may be payable.
ARTICLE II
THE NOTES
SECTION 2.1 Form and Dating.
The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in denominations of $2,000 and integral multiples of $1,000.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a) The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.
Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.
(b) The Initial Notes are being issued by the Company only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial offers and issuance, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Company, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A (the “Regulation S Global Note”) deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Notes Custodian. Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.
(c) Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.
The Trustee shall have no responsibility or obligation to any beneficial holder that is a member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any Beneficial Owners in the Notes.
(d) Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto.

SECTION 2.2 Execution and Authentication.
An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall, upon a written order of the Company signed by one Officer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with (a “Company Order”), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.8 hereof.
The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Company or an Affiliate of the Company.
SECTION 2.3 Registrar; Paying Agent.
The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder.
The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company or any Guarantor may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent, until such time as the Trustee has resigned or a successor has been appointed.
The Company initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4 Paying Agent to Hold Money in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money paid. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(9) hereof, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.5 Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and the Company shall otherwise comply with TIA § 312(a).
SECTION 2.6 Book-Entry Provisions for Global Securities.
(a) Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by Section 2.6(g).
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests in the circumstances described in Section 2.6(f) below.
(c) In connection with the transfer of the entire Global Note to Beneficial Owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of a Company Order authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(e) A Certificated Note may not be transferred or exchanged for a beneficial interest in a Global Note.
(f) If at any time:
(i) the Depositary for the Notes notifies the Company in writing that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within ninety (90) days after delivery of such notice; or
(ii) there shall have occurred and be continuing an Event of Default with respect to the Notes under this Indenture and the Depositary has requested the issuance of Certificated Notes, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.
(g) All Global Notes and Certificated Notes shall bear legends in accordance with the following provisions unless specifically stated otherwise in the applicable provisions of this Indenture:
(i) Unless and until (x) a Note is exchanged for an Exchange Note or sold in connection with an effective registration statement under the Securities Act and pursuant to the Registration Rights Agreement or (y) the Company determines that the Restricted Notes Legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act and there is delivered to the Trustee an Opinion of Counsel and a letter of representation of the Company to that effect, each Global Note and each Certificated Note (and all Notes issued in exchange or substitution therefore) shall bear the Restricted Notes Legend on the face thereof.
(ii) Each Global Note shall bear the Global Notes Legend.
(iii) Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes bearing the Temporary Regulation S Notes Legend.
(h) At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.
(i) General Provisions Relating to Transfers and Exchanges.
(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.13, 4.19 and 9.5 hereof).
(iii) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.
(iv) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.
(vi) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof. Except as provided in Section 2.6(f), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.
(vii) Each Holder agrees to provide indemnity satisfactory to the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
(viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(ix) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
SECTION 2.7 Replacement Notes.
If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protection the Trustee and (ii) the Company to protect the Company, the Trustee, any Agent and any authenticating agent, from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.8 Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.9 Treasury Notes.
In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.
SECTION 2.10 Temporary Notes.
Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a Company Order. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall upon receipt of a Company Order authenticate Certificated Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
SECTION 2.11 Cancellation.
The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be cancelled and disposed of in accordance with its customary practice, and certification of their cancellation shall be delivered to the Company upon written request.

SECTION 2.12 Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee in writing of any such date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
SECTION 2.13 Record Date.
The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316 (c).
SECTION 2.14 Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
SECTION 2.15 CUSIP Number.
The Company in issuing the Notes may use a “CUSIP” number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.
SECTION 2.16 Special Transfer Provisions.
Unless and until a Transfer Restricted Note is transferred or exchanged pursuant to an exemption under the Securities Act or under an effective registration statement under the Securities Act, the following provisions shall apply:
(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):
(i) The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto.

(ii) If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.
(b) Transfers Pursuant to Regulation S. On or after the termination of the Restricted Period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), interests in a Global Note bearing the Temporary Regulation S Notes Legend shall be exchangeable for corresponding interests in a Global Note. Prior to the expiration of the Restricted Period, transfers of beneficial interests in a Global Note bearing the Temporary Regulation S Notes Legend may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Transfers of beneficial interests in a Global Note bearing the Temporary Regulation S Notes Legend only may be transferred upon (A) delivery by a beneficial owner of an interest therein to the Depositary or its nominee (as the case may be) of a written certification in the form of Exhibit D, and (B) delivery by the transferee of such interest to the Depositary or its nominee (as the case may be) of a written certification in the form of Exhibit D. After the expiration of the Restricted Period, the Registrar shall register the transfer of any Regulation S Global Note without requiring any additional certification. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:
(i) The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto from the proposed transferor.
(ii) If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.
(c) Restricted Notes Legend. Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.2, the Trustee shall authenticate, one or more Global Notes not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Transfer Restricted Global Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Transfer Restricted Global Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Transfer Restricted Global Notes so accepted Global Notes not bearing the Restricted Notes Legend in the appropriate principal amount.
(e) General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(c) and such Holder exchanges such a Transfer Restricted Note for an Unrestricted Note. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuer such certifications, legal opinions or other information as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(c) and such Holder exchanges such a Transfer Restricted Note for an Unrestricted Note; provided that the Registrar shall not be required to request any certifications, legal opinions or other information in addition to those it is required to receive or request as explicitly set forth elsewhere in this Indenture nor shall it be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information
The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.
SECTION 2.17 Issuance of Additional Notes.
The Company shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first interest payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Transfer Restricted Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9 and Section 4.12. The Initial Notes and any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(2) the issue price, the Issue Date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and
(3) whether such Additional Notes shall be Transfer Restricted Notes.
ARTICLE III
REDEMPTION AND PREPAYMENT
SECTION 3.1 Notices to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least forty-five (45) days before a Redemption Date, an Officers’ Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.
If the Company is required to make an offer to purchase Notes pursuant to Section 4.10, 4.13 or 4.19 hereof, it shall furnish to the Trustee, at least forty-five (45) days (or such shorter period as is acceptable to the Trustee) before the scheduled purchase date, an Officers’ Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price and (v) the purchase date and further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $15.0 million, (b) a Change of Control has occurred or (c) an Excess Cash Flow Offer is required to be made, as applicable.
The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or offer.
SECTION 3.2 Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (provided the Trustee has been notified in writing by the Company of such listing)or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements, subject to the rules and procedures of DTC); provided that no Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption so long as the Company timely delivers funds to the Trustee for such redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000.

SECTION 3.3 Notice of Redemption.
Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.
The notice shall identify the Notes to be redeemed and shall state:
(1) the Redemption Date;
(2) the Redemption Price;
(3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(4) the name, telephone number and address of the Paying Agent;
(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
(6) that, unless the Company default in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date so long as the Company timely delivers funds to the Trustee for such redemption;
(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.
SECTION 3.4 Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price plus accrued and unpaid interest, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.5 Deposit of Redemption of Purchase Price.
On or before 10:00 a.m. (New York City time) on each Redemption Date or the date on which Notes must be accepted for purchase pursuant to Section 4.10, 4.13 or 4.19, the Company shall deposit with the Trustee or with the Paying Agent (other than the Company or an Affiliate of the Company) money sufficient to pay the redemption or purchase price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of (including any applicable premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.
If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.
SECTION 3.6 Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
SECTION 3.7 Optional Redemption.
(a) The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after December 15, 2013, upon not less than 30 nor more than 60 days’ notice (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of Notes or a satisfaction and discharge of this Indenture) at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning December 15 of the years indicated:

Redemption
Year	Price

2013	105.250%
2014	102.625%
2015 and thereafter	100.000%

(b) In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, prior to December 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (which include Additional Notes, if any) at a Redemption Price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued under this Indenture (which include Additional Notes, if any) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.
(c) At any time prior to December 15, 2013, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date.
SECTION 3.8 Mandatory Redemption.
Except as set forth under Sections 3.9, 4.10, 4.13 and 4.19 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.
SECTION 3.9 Offer to Purchase.
In the event that the Company shall be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control Offer, the Company shall follow the procedures specified below.
Unless otherwise required by applicable law, an Offer to Purchase shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer, and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date. On the Purchase Date, the Company shall purchase the aggregate principal amount of Notes and Pari Passu Debt, if applicable, required to be purchased pursuant to Section 4.10 hereof, Section 4.13 hereof or Section 4.19 hereof (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes and Pari Passu Debt tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase. The Company shall notify the Trustee in writing at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

On or before 10:00 a.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and Pari Passu Debt or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes and Pari Passu Debt tendered and (ii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest, if any, thereon, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of a Company Order, shall authenticate and mail or deliver at the expense of the Company such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Offer to Purchase on the Purchase Date.
Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof. The Company may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.
ARTICLE IV
COVENANTS
SECTION 4.1 Payment of Notes.
(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.
(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
SECTION 4.2 Maintenance of Office or Agency.
The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the office of the Trustee located at the address specified in Section 11.2 of this Indenture as the address for payments, transfers and exchanges of Notes as one such office or agency of the Company in accordance with Section 2.3 hereof.
SECTION 4.3 Provision of Financial Information.
Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and the Trustee, or file electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) within the time periods specified in the Commission’s rules and regulations:
(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and
(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors. In addition, for so long as any Notes remain outstanding, the Company and the Guarantors will furnish to the Holders and to prospective investors, upon such investors’ request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.4 Compliance Certificate.
The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
SECTION 4.5 Taxes.
The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
SECTION 4.6 Stay, Extension and Usury Laws.
The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.7 Limitation on Restricted Payments.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:
(a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;
(b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under Section 4.9; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph) shall not exceed the sum (without duplication) of:
(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter that includes the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such proposed Restricted Payment for which internally prepared financial statements are available, plus
(2) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than Capital Interests or Debt sold to a Subsidiary of the Company), plus
(3) an amount equal to the sum of (A) the net reduction in Investments (other than Permitted Investments), subsequent to the date of the initial issuance of the Notes, in any Person, resulting from payments of interest on Debt, dividends, distributions, repurchases, redemptions, repayments of loans or advances, proceeds realized on the sale of such Restricted Investment and proceeds representing a return of capital (but only to the extent such interest, dividends, distributions, repurchases, redemption, repayments or proceeds are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries); plus (B) the portion (proportionate to the equity interest of the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated as a Restricted Subsidiary in accordance with the terms of this Indenture, provided, however, that the amount determined in the case of (A) or (B) above shall not exceed, in the case of any such Person, the amount of Investments previously made and treated as Restricted Payments by the Company or any Subsidiary of the Company in such Person.
Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (i) or (iv), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:
(i) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this covenant;
(ii) the retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Interests of the Company;
(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company that is subordinate in right of payment to the Notes (or, in the case of Debt of a Guarantor, subordinate in right of payment to such Guarantor’s Guarantee of the Notes) out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or a Restricted Subsidiary Incurred in accordance with this Indenture or (y) of Qualified Capital Interests of the Company;

(iv) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company held by future, current or former employees, officers or directors of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $5.0 million in any calendar year; provided, however that any unused amounts in any calendar year may be carried forward to one or more future periods (in each case, plus the amount of any proceeds received in respect of key-man life insurance);
(v) the repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities; and
(vi) other Restricted Payments not in excess of (x) $25.0 million in the aggregate if after giving effect to such Restricted Payment on a pro forma basis, the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries is greater than or equal to 3.00 to 1.00, (y) $40 million in the aggregate if after giving effect to such Restricted Payment on a pro forma basis, the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries is less than 3.00 to 1.00 but greater than or equal to 2.00 to 1.00 or (y) $60.0 million in the aggregate if after giving effect to such Restricted Payment on a pro forma basis, the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries is less than 2.00 to 1.00.
If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.
If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this Section 4.7, in each case to the extent such Investments would otherwise be so counted.
For purposes of this Section 4.7, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.
For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (vi) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the first paragraph of this covenant.

SECTION 4.8 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to this Indenture, law or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.
However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:
(a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement and any agreement, document or instrument in connection therewith and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date, as determined in good faith by the Board of Directors;
(b) any encumbrance or restriction contained in any agreement, document or instrument governing Debt Incurred after the Issue Date in accordance with Section 4.9, provided that such agreements, documents or instruments are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in the Credit Agreement on the Issue Date, as determined in good faith by the Board of Directors;
(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;
(d) any encumbrance or restriction pursuant to any agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (d) or clauses (m), (n) or (o) below, so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Board of Directors of the Company;
(e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f) any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;
(g) any encumbrance or restriction by reason of applicable law, rule, regulation or order;
(h) any encumbrance or restriction under the sale of assets, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;
(i) any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of this Indenture to be incurred;
(j) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business and security documents related thereto that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph hereof;
(k) Liens securing Debt otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens; and
(l) customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by this Indenture entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements.
Nothing contained in this Section 4.8 shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.12 or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with this Indenture.
SECTION 4.9 Limitation on Incurrence of Debt.
The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Debt, including Acquired Debt, or permit any Restricted Subsidiary that is not a Guarantor to Incur Preferred Interest, except that the Company and any Restricted Subsidiary may Incur Debt, including Acquired Debt, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, no Default or Event of Default shall have occurred and be continuing and the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries is less than 4.50 to 1.00.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur “Permitted Debt” as follows:
(i) Debt Incurred pursuant to any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $125.0 million minus any amount used to permanently repay Secured Debt under such Credit Facilities (or permanently reduce commitments with respect thereto) pursuant to Section 4.10, covenant, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries is less than 4.50 to 1.0; provided, however, that $50.0 million in aggregate principal amount of Debt may be incurred pursuant to this clause (i) regardless of whether or not after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries is less than 4.50 to 1.0;
(ii) Debt outstanding under the Notes on the Issue Date (and any Exchange Notes issued pursuant to the Registration Rights Agreement) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;
(iii) Guarantees of the Notes (and any Exchange Notes issued pursuant to the Registration Rights Agreement);
(iv) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (i), (ii) or (iii) above);
(v) Debt owed to and held by the Company or a Restricted Subsidiary;
(vi) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be Incurred under the Indenture as Permitted Debt or in accordance with the first paragraph of this Section 4.9;
(vii) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under any Credit Facility, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance the first paragraph of this Section 4.9 and (b) such Guarantees are subordinated to the Notes to the same extent, if any, as the Debt being guaranteed;
(viii) Debt under Swap Contracts, Interest Rate Protection Obligations and Currency Hedge Obligations;
(ix) Debt owed by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of the Indenture;
(x) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt under this clause (x), provided that the aggregate principal amount of such Debt, together with the principal amount of any other Debt then outstanding pursuant to this clause (x), does not exceed $25.0 million in the aggregate;

(xi) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:
(a) any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
(b) any sale or other transfer of any such Preferred Interests to a Person that is not either the Company or a Restricted Subsidiary of the Company;
shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (xi);
(xii) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of Incurrence;
(xiii) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this Section 4.9, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;
(xiv) Debt of Restricted Subsidiaries that are not Guarantors in an aggregate principal amount not to exceed the greater of (x) $5.0 million and (y) the sum of (A) 85% of the book value of the accounts receivable of such Restricted Subsidiaries and (B) 75% of the book value of the inventory of such Restricted Subsidiaries, in each case, calculated in accordance with GAAP; and
(xv) Refinancing Debt.
Notwithstanding anything herein to the contrary, Debt permitted under clauses (i), (ii), and (xi) above shall not constitute “Refinancing Debt” under clause (xv) above.
For purposes of determining any particular amount of Debt under this Section 4.9, (x) Debt under the Credit Agreement on the Issue Date shall at all times be treated as Incurred pursuant to clause (i) of the second paragraph of this Section 4.9 and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.9, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under the first paragraph of this Section 4.9, the Company, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.
The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt for purposes of this covenant.
The Company and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of its structural subordination.

SECTION 4.10 Limitation on Asset Sales.
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of; and
(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
(a) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to an assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability;
(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion; and
(c) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $10.0 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:
(1) to permanently repay secured Debt of the Company and/or its Restricted Subsidiaries and/or satisfy all mandatory repayment obligations under any Credit Facility arising by reason of such Asset Sale and, if the Debt repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto;
(2) to acquire all or substantially all of the assets of, or any Capital Interests of, another Permitted Business, if, after giving effect to any such acquisition of Capital Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Company;
(3) to make a capital expenditure in or that is used or useful in a Permitted Business;
(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or
(5) any combination of the foregoing.

Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding two paragraphs of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, within thirty days thereof, the Company will be required to make an Offer to Purchase to all Holders of Notes and Additional Notes, in an aggregate amount equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Additional Notes debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such Additional Notes to be purchased on a pro rata basis, and if necessary by lot or by any other method the Trustee shall deem fair and appropriate so long as the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof are maintained. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.
The Company will comply with the requirements of any applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.
SECTION 4.11 Limitation on Transactions with Affiliates.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Unrestricted Subsidiary or any Affiliate of the Company or any Restricted Subsidiary other than transactions solely among any of the Company and its Restricted Subsidiaries (an “Affiliate Transaction”), unless;
(i) such business, transaction or series of related transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s length transaction between unaffiliated parties; and
(ii) with respect to an Affiliate Transaction involving an amount or having a value in excess of $10.0 million, the Company delivers a resolution of the Board of Directors certifying that such business, transaction or series of related transactions complies with clause (i) above; and
(iii) in the case of an Affiliate Transaction involving an amount or having a value in excess of $25.0 million, the Company must obtain a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.
For purposes of determining the value of any Affiliate Transaction for purposes of this covenant with respect to any lease, agreement or other arrangement providing for payments over a period of time, the value of such Affiliate Transaction shall equal the aggregate amount of payments that are to be made over a five (5) year period from the commencement of such Affiliate Transaction.

The foregoing limitation does not limit, and shall not apply to:
(1) Restricted Payments that are permitted by the provisions of this Indenture pursuant to Section 4.7 and Permitted Investments permitted under this Indenture,
(2) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Company or a Restricted Subsidiary who are outside directors,
(3) the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Company or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith,
(4) transactions between or among the Company and/or its Restricted Subsidiaries,
(5) the issuance of Capital Interests (other than Redeemable Capital Interests) of the Company otherwise permitted hereunder,
(6) any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is, in the good faith judgment of the Board of Directors, no more disadvantageous, taken as a whole, to the Company, and
(7) loans or advances to employees in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding.
SECTION 4.12 Limitation on Liens.
The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom without securing the Notes and all other amounts due under this Indenture (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.
SECTION 4.13 Offer to Purchase upon Change of Control.
Upon the occurrence of a Change of Control, the Company will make an Offer to Purchase (the “Change of Control Offer”) all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date (subject to the right of Holders of Notes of record on the relevant regular record date to receive interest due to an interest payment date that is on or prior to the Purchase Date) (the “Change of Control Payment”). For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) not later than 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase all outstanding Notes at the Purchase Price (provided that the running of such 30-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Offer to Purchase is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Company to effect such Offer to Purchase, so long as the Company has used and continues to use its commercial best efforts to make and conclude such Offer to Purchase promptly) and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase. The Company may commence an Offer to Purchase in respect of a Change of Control prior to the consummation of such Change of Control if a definitive agreement for such Change of Control is in place at the time of such Offer to Purchase. If the Offer to Purchase is commenced prior to the occurrence of the Change of Control, the Offer may be conditioned upon the occurrence of the Change of Control. The Company shall comply with the requirements of any applicable securities laws and any regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (ii) a notice of redemption has been given pursuant to Section 3.7.
To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.
SECTION 4.14 Corporate Existence.
Subject to Section 4.13 and Article V hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
SECTION 4.15 Limitation on Business Activities.
The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.
SECTION 4.16 Additional Note Guarantees.
If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary (i) will become a Guarantor and execute a supplemental indenture and (ii) shall deliver an Opinion of Counsel reasonably satisfactory to the Trustee, that all conditions precedent to the execution of the supplemental indenturehave been complied and that the supplemental indenture is the legal, valid, binding and enforceable obligation of the applicable Guarantor in accordance with its terms, within 10 Business Days of the date on which it was acquired or created; provided, that to the extent a Domestic Subsidiary is (x) subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Domestic Subsidiary from issuing a Note Guarantee, or (y) is prohibited by law from guaranteeing the Notes or would experience adverse regulatory consequences as a result of guaranteeing the Notes, then such Domestic Subsidiary shall not be required to guarantee the Notes until it is permitted to do so pursuant to the terms of such Acquired Debt or such legal or regulatory limitations.

SECTION 4.17 Limitation on Creation of Unrestricted Subsidiaries.
The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. An Unrestricted Subsidiary shall not be subject to any of the covenants in this Indenture, notwithstanding any provisions hereof which restrict the Company and its Restricted Subsidiaries from engaging in transactions directly or indirectly.
The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:
(x) the Subsidiary to be so designated has total assets of $1,000 or less; or
(y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of Section 4.9; and provided further that the Company could make a Restricted Payment in an amount equal to the portion attributable to the Company (based on the proportion of the Capital Interests held by the Company and its Restricted Subsidiaries in such Subsidiary) of the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.7 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.
An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to Section 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.12.
SECTION 4.18 Further Instruments and Acts.
Upon request by the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
SECTION 4.19 Excess Cash Flow.
Within 15 days after the time period specified in the SEC’s rules and regulations for the filing of a 10-K if the Company were required to file such form as a non-accelerated filer (such date, the “Excess Cash Flow Offer Trigger Date”), the Company will calculate the amount of Excess Cash Flow for the Excess Cash Flow Period. If Excess Cash Flow for the Excess Cash Flow Period is a positive number and the Consolidated Total Leverage Ratio exceeds 3.75 to 1.00 on such Excess Cash Flow Offer Trigger Date, the Company shall either:
(1) prepay, repay, redeem or purchase Obligations under the Credit Facility and permanently reduce the related loan commitment thereunder; or
(2) make an Offer to Purchase to all holders to purchase Notes pursuant to an Excess Cash Flow Offer on the dates and as provided below;

provided, that if the terms of Indebtedness incurred pursuant to a Credit Facility under clause (i) of the second paragraph of Section 4.9 do not permit the consummation of an Excess Cash Flow Offer with respect to any Excess Cash Flow Period, the failure to apply the Excess Cash Flow Amount in accordance with clauses (1) or (2) above shall not be a breach of this Indenture; provided, however, that the Company will not be required to consummate the Excess Cash Flow Offer if after giving pro forma effect to the payment of the Excess Cash Flow Amount, the Company and its Restricted Subsidiaries will not have total liquidity (which for purposes hereof, shall equal the sum of cash and Eligible Cash Equivalents and availability under the Credit Facility) of at least $50.0 million.
If the Company elects to apply the Excess Cash Flow Amount pursuant to clause (1) above, then such prepayment, repayment, redemption or purchase pursuant to clause (1) shall be made no later than 30 days after the Excess Cash Flow Offer Trigger Date. If the Company elects to apply the Excess Cash Flow Amount to make an Offer to Purchase the Notes pursuant to clause (2) above (each, an “Excess Cash Flow Offer”), then such Offer to Purchase (i) shall be made to each holder at the time of such Offer to Purchase, (ii) shall be made at a purchase price of 101% of the principal amount of the Notes and (iii) shall remain open for a period of not less than 20 business days (or any longer period as is required by law).
If the Company is required to make an Excess Cash Flow Offer pursuant to this Section 4.19, no later than 30 days after the Excess Cash Flow Offer Trigger Date, the Company will mail a notice (the “Excess Cash Flow Notice”) of such Excess Cash Flow Offer to each holder stating:
(1) that the Company is offering to purchase Notes in an amount equal to the Excess Cash Flow Amount (determined after giving effect to any prepayments, repayments, redemptions or purchases of Obligations under the Credit Facility made pursuant to subsection (1) above of this Section 4.19) at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant date to receive interest on the relevant interest payment date);
(2) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(3) the instructions, as determined by the Company, consistent with the covenant described hereunder, that a holder must follow in order to tender its Notes.
If the aggregate purchase price of the Notes tendered in connection with any Excess Cash Flow Offer exceeds the Excess Cash Flow Amount allotted to their purchase, the trustee will select the Notes to be purchased on a pro rata basis but in denominations of $1,000 principal amount or multiples thereof. If the aggregate purchase price of the Notes tendered in connection with any Excess Cash Flow Offer is less than the Excess Cash Flow Amount allotted to their purchase, the Company shall be permitted to use the portion of the Excess Cash Flow Amount that is not applied to the purchase of Notes in connection with such Excess Cash Flow Offer for general corporate purposes or for any other purposes not prohibited by this Indenture.
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.19, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.19.

ARTICLE V
SUCCESSORS
SECTION 5.1 Merger, Consolidation or Sale of Assets.
The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person, or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:
(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;
(ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of Section 4.9; and
(iv) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture.
The preceding clause (iii) will not prohibit:
(a) a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company; or

(b) a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof;
so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.
For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.
Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.
SECTION 5.2 Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.
ARTICLE VI
DEFAULTS AND REMEDIES
SECTION 6.1 Events of Default.
Each of the following constitutes an “Event of Default”:
(1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
(3) failure by the Company to make an Offer to Purchase as required by this Indenture, and continuance of such default for a period of 30 days after receipt of written notice;

(4) failure to perform or comply with Section 5.1;
(5) except as permitted herein, any Note Guarantee shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;
(6) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2) or (3) above), and continuance of such default or breach for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; provided that in the case of a failure to comply with Section 4.3, such period of continuance of such default or breach shall be 90 days after written notice described in this clause (6) has been given;
(7) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $15.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $15.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;
(8) the entry against the Company or any Restricted Subsidiary of a final non-appealable judgment or judgments for the payment of money in an aggregate amount in excess of $15.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days and, in the event such judgment is covered by insurance, any enforcement proceeding has been commenced by any creditor upon such judgment which is not promptly stayed; or
(9) (i) the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(a) commences a voluntary case,
(b) consents to the entry of an order for relief against it in an involuntary case,
(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,
(d) makes a general assignment for the benefit of its creditors, or
(e) generally is not paying its debts as they become due;

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;
(b) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or
(c) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days;
The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
SECTION 6.2 Acceleration.
If an Event of Default (other than an Event of Default specified in clause (9) of Section 6.1 with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided herein.
In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (7) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (7) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
If an Event of Default specified in clause (9) of Section 6.1 occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal, premium, if any, and interest) if the Trustee determines that withholding notice is in the interest of the Holders to do so.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.
SECTION 6.3 Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 6.4 Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.
SECTION 6.5 Control by Majority.
The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in Personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
SECTION 6.6 Limitation on Suits.
A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
(a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;
(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and
(e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
Such limitations do not apply, however, to a suit instituted by a Holder of a Note for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.7 Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.8 Collection Suit by Trustee.
If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.9 Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.
If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively;
Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and
Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
SECTION 6.11 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII
TRUSTEE
SECTION 7.1 Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b) Except during the continuance of an Event of Default:
(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
However, the Trustee shall examine the certificates and opinions furnished to it to determine whether or not they conform to the form requirements of this Indenture.
(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;
(ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.
(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.
(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 7.2 Rights of Trustee.
(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.
(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an officer of the Company or such Guarantor.
(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(h) The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.
(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
SECTION 7.3 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
SECTION 7.4 Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company’s or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital on any Officers’ Certificate delivered to the Trustee under Article IV or Section 8.4 or 10.4 hereof, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5 Notice of Defaults.
If an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.
SECTION 7.6 Reports by Trustee to Holders of the Notes.
Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.
SECTION 7.7 Compensation and Indemnity.
The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall agree in writing, provided that such amounts set forth in fee letter from the Company shall be deemed reasonable. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any such disbursements, advances or expenses as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Company shall indemnify the Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (excluding taxes based upon, measured by or determined by the income of the Trustee) including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent such failure to notify the Company shall materially prejudice the Company (through the forfeiture of substantive rights and defenses). The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of one such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
SECTION 7.8 Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.
The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(a) the Trustee fails to comply with Section 7.10 hereof;
(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c) a Custodian or public officer takes charge of the Trustee or its property; or
(d) the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.
SECTION 7.9 Successor Trustee by Merger, Etc.
If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable; provided that such corporation shall be otherwise qualified and eligible under this Article VII.
SECTION 7.10 Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital surplus of at least $150.0 million as set forth in its most recent annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(l), (2) and (5). The Trustee shall be subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Company or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.
SECTION 7.11 Preferential Collection of Claims Against the Company.
The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.12 Trustee’s Application for Instructions from the Company.
Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13 Limitation of Liability.
Wells Fargo Bank, National Association (the “Bank”) is entering into this Indenture and the other documents contemplated thereby and related thereto to which it is a party solely in its capacity as trustee under this Indenture and not in its individual capacity (except as expressly stated herein) and in no case shall the Bank (or any Person acting as successor trustee under this Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Company hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under such party, provided, however, that the Bank (or any such successor trustee) shall be liable hereunder and thereunder for its own negligence or willful misconduct, as determined by a non-appealable decision of a court of competent jurisdiction. In no event shall the Trustee, in its capacity as Trustee, Paying Agent, Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.
ARTICLE VIII
LEGAL DEFEASANCE, COVENANT DEFEASANCE AND DISCHARGE
SECTION 8.1 Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
SECTION 8.2 Legal Defeasance.
Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(a); (b) the Company’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation under Sections 7.7, 8.5 and 8.7 hereof and the Company’s obligations in connection therewith; (d) the Company’s rights pursuant to Sections 3.7 and 3.9; and (e) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3 Covenant Defeasance.
Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.19 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(4) through (6) hereof shall not constitute Events of Default. In addition, the Note Guarantees will be terminated and released and the Guarantors discharged with respect to their Note Guarantees upon a Covenant Defeasance.
SECTION 8.4 Conditions to Legal or Covenant Defeasance.
The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of, the Holders of such Notes: (A) money in an amount, or (B) Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the Redemption Date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;
(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Legal Defeasance and discharge were not to occur;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;
(4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto;
(5) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of the TIA);
(6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and
(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.
In the event of a Legal Defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company become insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the Bankruptcy Code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with defeasance.
SECTION 8.5 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.6 Repayment to Company.
Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
SECTION 8.7 Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment `from the money held by the Trustee or Paying Agent.
SECTION 8.8 Discharge.
This Indenture will be discharged and shall cease to be of further effect (except for those provisions which expressly survive termination of this Indenture), and the Trustee, upon request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, if;
(1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) the Company has paid or caused to be paid all other sums then due and payable under this Indenture by the Company;
(3) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be; and
(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.1 Without Consent of Holders of the Notes.
Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders, the Company, the Guarantors, if any, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture and the Guarantees for any of the following purposes:
(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture, the Guarantees and in the Notes;
(2) to secure the Notes, to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;
(3) to add additional Events of Default;
(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;
(5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;
(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7) to comply with requirements of the SEC in order to effect or maintain the qualifications of this Indenture under the Trust Indenture Act;
(8) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company; or
(9) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes, as certified to the Trustee in an Officers’ Certificate delivered by the Company.
SECTION 9.2 With Consent of Holders of Notes.
With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors, if any, and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or modifying in any manner the rights of the Holders under this Indenture, including the definitions herein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:
(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,
(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,
(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or such Asset Sale,
(4) subordinate, in right of payment, the Notes to any other Debt of the Company,
(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or
(6) release any Guarantees required to be maintained under this Indenture (other than in accordance with this Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under this Indenture and its consequences, except a default:
(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company) (except that a rescission of acceleration of the Notes and a waiver of the payment default that resulted from such acceleration may be made by Holders of not less than a majority of the Notes), or
(2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.
It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
SECTION 9.3 Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
SECTION 9.4 Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.
The Company may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If the Company fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Company shall designate.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (6) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.5 Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.6 Trustee to Sign Amendments, Etc.
The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid and binding upon the Company (and the Guarantors where applicable) in accordance with its terms.
ARTICLE X
NOTE GUARANTEES
SECTION 10.1 Note Guarantees.
(a) Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Note Guarantees shall be a guarantee of payment and not of collection.
(b) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.
(e) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.
SECTION 10.2 Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 10.1, each Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Note Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature. In case the officer, board member or director of such Guarantor who shall have signed such notation of Note Guarantee shall cease to be such officer, board member or director before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member or director.
Each Guarantor agrees that its Note Guarantee set forth in Section 10.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.3 Severability.
In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 10.4 Limitation of Guarantors’ Liability.
Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.
SECTION 10.5 Releases Following Sale of Assets.
Any Guarantor shall be released and relieved of any obligations under this Note Guarantee in the event of a sale or other transfer or disposition of all of the Capital Interests in any Guarantor to any Person that is not (after giving effect to such transaction) a Restricted Subsidiary of the Company in compliance with the terms of this Indenture, or in the event all or substantially all the assets or Capital Interests of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not (after giving effect to such transaction) a Restricted Subsidiary of the Company in compliance with the terms of this Indenture. Upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.
Any Guarantor not released from its obligations under this Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.
SECTION 10.6 Release of a Guarantor.
Any Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture shall, at such time, be deemed automatically and unconditionally released and discharged of its obligations under its Note Guarantee without any further action on the part of the Trustee or any Holder. The Note Guarantees will also be terminated and released and the Guarantors discharged with respect to their Note Guarantees upon a Legal Defeasance or Covenant Defeasance, without any further action on the part of the Trustee or any Holder. In addition, upon a sale of Capital Interests which causes a Guarantor to cease to be a Restricted Subsidiary, such Guarantor shall be deemed automatically and unconditionally released and discharged of its obligations under its Note Guarantee without any further action on the part of the Trustee or any Holder; provided that such sale of Capital Interests does not violate any provision of this Indenture. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of the Company’s request for such release accompanied by an Officers’ Certificate certifying as to the compliance with this Section 10.6. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Note Guarantee.

SECTION 10.7 Benefits Acknowledged.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
SECTION 10.8 Future Guarantors.
Each future Restricted Subsidiary shall become a Guarantor. Within ten (10) days of becoming a Restricted Subsidiary, such Subsidiary shall execute and deliver to the Trustee a supplemental indenture and other agreements making such Subsidiary a party to this Indenture.
ARTICLE XI
MISCELLANEOUS
SECTION 11.1 Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.
SECTION 11.2 Notices.
Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:
If to the Company:
American Reprographics Company
1981 N. Broadway, Suite 385
Walnut Creek, CA 94596
Facsimile: (925) 949-5102
Attention: Legal Department
With a copy to:
Hanson Bridgett LLP
425 Market Street, 26th Floor
San Francisco, CA 94105
Facsimile: (415) 995-3431
Attention: Teresa V. Pahl, Esq.

If to the Trustee:
Wells Fargo Bank, National Association
Corporate Trust Services
707 Wilshire Blvd, 17th Floor
Los Angeles, CA 90017
Facsimile: 213-614-3355
Attention: American Reprographics Company Administrator
If for Payments, Transfers and Exchanges to the Trustee as Regirstrar:
Wells Fargo Bank – DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, Minnesota 55479
Facsimile: (866) 969-1290
With a copy to:
Wells Fargo Bank, National Association
Corporate Trust Administration
707 Wilshire Blvd, 17th Floor
Los Angeles, California 90017
Facsimile: (213) 614-3355
Attention: Corporate Trust Administrator – American
Reprographics Company Administrator
The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.
Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.
If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee.

SECTION 11.3 Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 11.4 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Company shall furnish to the Trustee upon request:
(a) an Officers’ Certificate (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b) an Opinion of Counsel (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
SECTION 11.5 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
(a) a statement that the Person making such certificate or opinion has read such covenant or condition;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
SECTION 11.6 Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7 No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any Personal liability for any obligations of the Company under the Notes, or of any Guarantor under any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.
SECTION 11.8 Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY. The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 11.9 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 11.10 Successors.
All agreements of the Company and the Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.
SECTION 11.11 Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.12 Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13 Table of Contents, Headings, Etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 11.14 Acts of Holders.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 11.14.
(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c) The ownership of Notes shall be proved by the Holder list maintained under Section 2.05 hereunder.
(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 11.15 USA PATRIOT Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
SECTION 11.16 Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[Signatures on following page]

Dated as of December 1, 2010	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ KUMARAKULASINGAM SURIYAKUMAR
		Name:	KUMARAKULASINGAM SURIYKUMAR
		Title:	President & CEO
Signature Page to Indenture

AMERICAN REPROGRAPHICS COMPANY, L.L.C.
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

AMERICAN REPROGRAPHICS SOUTHEAST, LLC
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

ARC ACQUISITION CORPORATION
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

BLUE PRINT SERVICE COMPANY, INC.
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

BPI REPRO, LLC
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

DUNN BLUE PRINT COMPANY
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

ERS DIGITAL, INC. (F/K/A ENGINEERING REPRO-SYSTEMS, INC.)
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

LEET-MELBROOK, INC.
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

LICENSING SERVICES INTERNATIONAL, LLC
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

MBC PRECISION IMAGING, INC.
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

MCKEE ENTERPRISES, INC.
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

MIRROR PLUS TECHNOLOGIES, INC.
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

OLYMPIC REPROGRAPHICS, LLC
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

PENINSULA BLUEPRINT, INC.
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

PLANWELL, LLC
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

REPROGRAPHICS FORT WORTH, INC. (F/K/A WILCO REPROGRAPHICS, INC.)
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

REPROGRAPHICS NORTHWEST, LLC
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

RIDGWAY’S, LLC
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

SUBHUB, INC.
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

THE PEIR GROUP, LLC
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

THE PEIR GROUP INTERNATIONAL, LLC
By:	/s/ JONATHAN MATHER
	Name:	Jonathan Mather
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
By:	/s/ MADDY HALL
	Name:	Maddy Hall
	Title:	Vice President
Signature Page to Indenture

EXHIBIT A
FORM OF NOTE
(Face of 10.5% Senior Note)
10.5% Senior Notes due 2016
[Global Notes Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.
[Restricted Notes Legend]
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Temporary Regulation S Notes Legend]
THIS SECURITY IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE RESTRICTED GLOBAL NOTE. NO EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE REGULATION S GLOBAL NOTE EXCEPT (A) ON OR AFTER THE TERMINATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) UPON DELIVERY OF THE OWNER NOTES CERTIFICATION AND THE TRANSFEREE NOTES CERTIFICATION RELATING TO SUCH INTEREST IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.
UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING OF THE NOTES, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.

No.	CUSIP NO.
American Reprographics Company
promises to pay to Cede & Co. or registered assigns, the principal sum of           Dollars ($          ) on December 15, 2016.
Interest Payment Dates: June 15, and December 15, beginning June 15, 2011
Record Dates: June 1 and December 1
Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

AMERICAN REPROGRAPHICS COMPANY
By:
Name:
Title:
This is one of the 10.5% Senior Notes
referred to in the within-mentioned Indenture:
Dated:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
   as Trustee

By:

(Back of 10.5% Senior Note)
10.5% Senior Notes due 2016
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1) Interest.
(a) American Reprographics Company, a Delaware corporation, or its successor (together, the “Company”), promise to pay interest on the principal amount of this 10.5% Senior Note at a fixed rate. The Company will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on June 15 and December 15, commencing on June 15, 2011 or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the 10.5% Senior Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 1, 2010; provided that if there is no existing Default or Event of Default in the payment of interest, and if this 10.5% Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after December 1, 2010), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of 10.5% Senior Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the 10.5% Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.
(b) Registration Rights Agreement. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of the Issue Date, among the Issuer, the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.1
(2) Method of Payment. The Company will pay interest on the 10.5% Senior Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of 10.5% Senior Notes at the close of business on the June 1 and December 1 preceding the Interest Payment Date, even if such 10.5% Senior Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 10.5% Senior Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other 10.5% Senior Notes the Holders of which shall have provided written wire transfer instructions to the Company and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

[1]	To be included only in the Initial Notes on the Issue Date and any Additional Notes that bear the Restricted Notes Legend.

Any payments of principal of this 10.5% Senior Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.
(3) Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
(4) Indenture. The Company issued the 10.5% Senior Notes under an Indenture, dated as of December 1, 2010 (the “Indenture”), among American Reprographics Company and the Trustee. The terms of the 10.5% Senior Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this 10.5% Senior Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The 10.5% Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The 10.5% Senior Notes issued on the Issue Date are senior Obligations of the Company limited to $200,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding 10.5% Senior Notes as set forth in Paragraph 2 hereof. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.
The payment of principal and interest on the 10.5% Senior Notes is unconditionally guaranteed on a senior basis by the Guarantors.
(5) Optional Redemption.
(a) The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after December 15, 2013, upon not less than 30 nor more than 60 days’ notice (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of Notes or a satisfaction and discharge of the Indenture) at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning September 1 of the years indicated:

Redemption
Year	Price

2013	105.250%
2014	102.625%
2015 and thereafter	100.000%

(b) In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraphs, prior to December 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (which include Additional Notes, if any) at a Redemption Price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued under the Indenture (which include Additional Notes, if any) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.
(c) At any time prior to December 15, 2013, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date
(6) Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the 10.5% Senior Notes.
(7) Repurchase at Option of Holder.
(a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of such Holder’s 10.5% Senior Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.
(b) Upon the occurrence of certain Asset Sales, the Company may be required to offer to purchase Notes.
(c) Holders of the 10.5% Senior Notes that are the subject of an offer to purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale or a Change of Control from the Company prior to any related purchase date and may elect to have such 10.5% Senior Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.
(8) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose 10.5% Senior Notes are to be redeemed at its registered address. 10.5% Senior Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 10.5% Senior Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on the 10.5% Senior Notes or portions hereof called for redemption so long as the Company timely delivers funds to the Trustee for such redemption.
(9) Denominations, Transfer, Exchange. The 10.5% Senior Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000. The transfer of the 10.5% Senior Notes may be registered and the 10.5% Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 10.5% Senior Note or portion of a 10.5% Senior Note selected for redemption, except for the unredeemed portion of any 10.5% Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any 10.5% Senior Notes for a period of 15 days before a selection of 10.5% Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners. The registered holder of a 10.5% Senior Note may be treated as its owner for all purposes.
(11) Amendment, Supplement and Waiver. Subject to the following paragraphs, the Indenture and the 10.5% Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding 10.5% Senior Notes, including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for 10.5% Senior Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the 10.5% Senior Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding 10.5% Senior Notes, including consents obtained in connection with a tender offer or exchange offer for 10.5% Senior Notes.
Without the consent of any Holders, the Company, the Guarantors, if any, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture and the Guarantees for any of the following purposes:
(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture, the Guarantees and in the Notes;
(2) to secure the Notes, to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;
(3) to add additional Events of Default;
(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;
(5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;
(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;
(7) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company; or
(8) to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes, as certified to the Trustee in an Officers’ Certificate delivered by the Company.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors, if any, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or modifying in any manner the rights of the Holders under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:
(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,
(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,
(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or such Asset Sale,
(4) subordinate, in right of payment, the Notes to any other Debt of the Company,
(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or
(6) release any Guarantees required to be maintained under the Indenture (other than in accordance with the Indenture).
The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:
(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company) (except that a rescission of acceleration of the Notes and a waiver of the payment default that resulted from such acceleration may be made by Holders of not less than a majority of the Notes), or
(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(12) Defaults and Remedies. Events of Default include:
(1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
(3) failure by the Company to make an Offer to Purchase as required by the Indenture, and continuance of such default for a period of 30 days after receipt of written notice;
(4) failure to perform or comply with Section 5.1 of the Indenture;
(5) except as permitted herein, any Note Guarantee shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;
(6) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2) or(3) above), and continuance of such default or breach for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; provided that in the case of a failure to comply with Section 4.3, such period of continuance of such default or breach shall be 90 days after written notice described in this clause (6) has been given;
(7) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $15.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $15.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;
(8) the entry against the Company or any Restricted Subsidiary of a final non-appealable judgment or judgments for the payment of money in an aggregate amount in excess of $15.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days and, in the event such judgment is covered by insurance, any enforcement proceeding has been commenced by any creditor upon such judgment which is not promptly stayed; or
(9) (i) the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(a) commences a voluntary case,
(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,
(d) makes a general assignment for the benefit of its creditors, or
(e) generally is not paying its debts as they become due;
(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;
(b) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or
(c) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
If an Event of Default (other than an Event of Default specified in clause (ix) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.
In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (vii) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (vii) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
If an Event of Default specified in clause (9) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interest of the Holders to do so.

(13) Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Guarantors or their respective Affiliates, as if it were not the Trustee.
(14) No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any Personal liability for any obligations of the Company under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.
(15) Authentication. This 10.5% Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 10.5% Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the 10.5% Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
American Reprographics Company
1981 N. Broadway, Suite 385
Walnut Creek, CA 94596
Facsimile: (925) 949-5102
Attention: Legal Department

ASSIGNMENT FORM
To assign this 10.5% Senior Note, fill in the form below: (I) or (we) assign and transfer this 10.5% Senior Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this 10.5% Senior Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this 10.5% Senior Note)
Signature guarantee:

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this 10.5% Senior Note purchased by the Company pursuant to Section 4.10, 4.13 or 4.19 of the Indenture, check the box below:
☐ Section 4.10                    ☐ Section 4.13                    ☐ Section 4.19
If you want to elect to have only part of the 10.5% Senior Note purchased by the Company pursuant to Section 4.10, Section 4.13 or Section 4.19 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:

(Sign exactly as your name appears on the 10.5% Senior Note)
Tax Identification No.:
Signature guarantee:

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OF TRANSFER RESTRICTED NOTES
American Reprographics Company
1981 N. Broadway, Suite 385
Walnut Creek, CA 94596
Facsimile: (925) 949-5102
Attention: Legal Department
Wells Fargo Bank – DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, Minnesota 55479
Facsimile: (866) 969-1290
With a copy to:
Wells Fargo Bank, National Association
707 Wilshire Blvd, 17th Floor
Los Angeles, California 90017
Facsimile: (213) 614-3355
Attention: Corporate Trust Administrator –
American Reprographics Company Administrator
Re: CUSIP #
Reference is hereby made to that certain Indenture dated December 1, 2010 (the “Indenture”) among American Reprographics Company (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.
This certificate relates to $                     principal amount of Notes held in (check applicable space)                      book-entry or                      definitive form by the undersigned.
The undersigned                      (transferor) (check one box below):
☐	hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐	hereby requests the Trustee to exchange a Note or Notes to (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended or replaced, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW:

(1)	☐	to the Company or any of its subsidiaries; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof.

Signature

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]
Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF 10.5% SENIOR NOTES
The following exchanges of a part of this Global Note for other 10.5% Senior Notes have been made:

			Principal Amount	Signature of
	Amount of	Amount of	of this Global Note	Authorized Officer
	Decrease in	Increase in	Following Such	of Trustee or
	Principal Amount	Principal Amount	Decrease (or	10.5% Senior Note
Date of Exchange	of this Global Note	of this Global Note	Increase)	Custodian

EXHIBIT B
FORM OF NOTATION OF NOTE GUARANTEE
The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of December 1, 2010, by and among American Reprographics Company, Inc. (the “Company”) and the Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors), has guaranteed the Notes and the obligations of the Company under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the 10.5% Senior Notes due 2016 (the “Notes”) of American Reprographics Company, a Delaware corporation, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.
The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.
No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.
This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collectibility.
This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

B-1

THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.
Dated as of

[NAME OF GUARANTOR]
By:
Name:
Title:
(SEAL)

B-2

EXHIBIT C
[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]
American Reprographics Company
1981 N. Broadway, Suite 385
Walnut Creek, CA 94596
Facsimile: (925) 949-5102
Attention: Legal Department
Wells Fargo Bank – DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, Minnesota 55479
Facsimile: (866) 969-1290
With a copy to:
Wells Fargo Bank, National Association
707 Wilshire Blvd, 17th Floor
Los Angeles, California 90017
Facsimile: (213) 614-3355
Attention: Corporate Trust Administrator –
American Reprographics Company Administrator
Re:	American Reprographics Company. (the “Company”) 10.5% Senior Notes due 2016 (the “Notes”)
Ladies and Gentlemen:
In connection with our proposed sale of $                     aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a Person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

C-1

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

C-2

EXHIBIT D
[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]
American Reprographics Company
1981 N. Broadway, Suite 385
Walnut Creek, CA 94596
Facsimile: (925) 949-5102
Attention: Legal Department
Wells Fargo Bank – DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, Minnesota 55479
Facsimile: (866) 969-1290
With a copy to:
Wells Fargo Bank, National Association
707 Wilshire Blvd, 17th Floor
Los Angeles, California 90017
Facsimile: (213) 614-3355
Attention: Corporate Trust Administrator –
American Reprographics Company Administrator
Re:	American Reprographics Company. (the “Company”) 10.5% Senior Notes due 2016 (the “Notes”)
Ladies and Gentlemen:
In connection with our proposed sale of $_____ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(1) the offer of the Notes was not made to a Person in the United States;
(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

D-1

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

D-2

The Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

D-3